Exhibit 99.1

News Announcement	For Immediate Release

Nexstar Broadcasting Group Reports Second Quarter Results

Irving, TX - August 4, 2004 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the second quarter and six-month period ended June 30, 2004.

Reported Results

Net revenue for the quarter ended June 30, 2004 grew 10.8% to $61.2 million from $55.2 million in the second quarter of 2003. Excluding political advertising, net revenue for the 2004 second quarter increased 6.0% to $56.9 million. Net revenue for the six months ended June 30, 2004 grew 12.6% to $115.4 million from $102.4 million reported for the first six months of 2003. Excluding political advertising revenue, net revenue in the first six months of 2004 rose 7.0% to $107.7 million. The second quarters of 2004 and 2003 include political advertising revenue of $4.3 million and $1.5 million, respectively. The increase in political advertising revenue during the 2004 period reflects increases at the Company’s television stations in Illinois, Pennsylvania, Missouri, Arkansas and Louisiana.

Net income attributable to common shareholders for the three months ended June 30, 2004 was $1.2 million, or $0.04 per diluted share, compared to a net loss attributable to common shareholders of $15.0 million, or $1.04 per diluted share, in the second quarter of 2003. Net income for the 2004 second quarter includes a $1.8 million gain related to a settlement concerning the terminated sale of WTVW in Evansville, IN. The 2003 second quarter net loss attributable to common shareholders includes accretion of preferred interests totaling approximately $5.9 million. For the first six months of 2004, net loss attributable to common shareholders decreased 62.6% to $15.5 million, or $0.55 per diluted share, from $41.6 million, or $2.98 per diluted share, in the same period of 2003. Net loss in the first six months of 2004 includes a loss on extinguishment of debt of approximately $6.8 million. Net loss attributable to common shareholders for the first six months of 2003 includes a loss on extinguishment of debt totaling approximately $5.8 million and accretion of preferred interests totaling approximately $15.3 million.

Nexstar had 28.4 million diluted common shares outstanding on June 30, 2004 and 28.4 million weighted average shares outstanding for the second quarter of 2004.

Reflecting recent acquisitions, direct station operating expenses and selling, general and administrative expenses increased 3.0% to $28.8 million for the 2004 second quarter from $27.9 million reported in the second quarter of 2003. Direct station operating expenses and selling, general and administrative expenses for the six months ended June 30, 2004 increased 7.2% to $57.5 million, compared to $53.7 million for the same period of 2003.

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Nexstar Broadcasting Group Q2 2004 Results, 8/4/04	page 2

Second quarter 2004 broadcast cash flow (calculated as operating income plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights plus other non-recurring items minus broadcast rights payments) rose 23.2% to $25.2 million from $20.5 million in the second quarter of 2003. In the second quarter of 2004, adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization) gained 27.9% to $23.0 million from $18.0 million in the second quarter of 2003. Broadcast cash flow for the first six months of 2004 increased 26.4% to $42.9 million from $33.9 million for the first six months of 2003. For the six months ended June 30, 2004, adjusted EBITDA rose 32.3% to $38.7 million from $29.2 million for the same period of 2003.

Broadcast cash flow and adjusted EBITDA are non-GAAP financial measures. Nexstar believes that the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt and by industry analysts to determine the market value of stations and their operating performance. For a reconciliation of non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the Supplemental Disclosures tables at the end of this release.

Pro Forma Results

Nexstar Broadcasting Group, Inc. also reported “pro forma” results to reflect the completed and pending acquisitions of certain television stations as if they had occurred on January 1, 2003. The three-month periods ended June 30, 2004 and 2003 include Nexstar’s pending acquisitions of KPOM/KFAA in Fort Smith-Fayetteville-Springdale-Rogers, AR, which Nexstar began operating under a TBA in October 2003, and KLST in San Angelo, TX, which Nexstar began operating under a TBA in June 2004. These periods also include the acquisition of WUTR in Utica, NY by Mission Broadcasting, Inc., the Company’s broadcasting associate, which Mission completed in April 2004, and Mission’s acquisition of WBAK in Terre Haute, IN, which Mission began operating under a TBA in May 2003. Pro forma results for the six-month periods ended June 30, 2004 and 2003 include the stations mentioned above, as well as KARK in Little Rock, AR and WDHN in Dothan, AL, which the Company began operating under a TBA in February 2003.

These results are non-GAAP financial measures and management believes they are useful to investors as they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management also believes they provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. Pro forma results for the 2003 second quarter referenced below are defined in documents entitled, “2003 Quarterly as Adjusted for Acquisitions” and “2004 Quarterly as Adjusted for Acquisitions,” which are available on the “Financial Reports” section of the Company’s web site, www.nexstar.tv.

On a pro forma basis, net revenue in the 2004 second quarter was $61.8 million, an increase of 6.6% from $58.0 million in the 2003 second quarter. Station direct operating expenses, selling, general and administrative expenses, and program payments on a pro forma basis decreased 5.4% to $31.9 million from $33.8 million in the second quarter of 2003. Broadcast cash flow rose 26.5% to $25.3 million from $20.0 million in the second quarter of 2003, while adjusted EBITDA rose 31.7% to $23.1 million from $17.6 million. On a pro forma basis, net revenue for the first six months of 2004 was $117.2 million, an increase of 7.2% from $109.3 million for the same period in 2003. Broadcast cash flow rose 29.7% to $43.0 million from $33.2 million in the first six months of 2003, while adjusted EBITDA rose 36.3% to $38.8 million from $28.4 million.

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Nexstar Broadcasting Group Q2 2004 Results, 8/4/04	page 3

CEO Comment

“I am proud of the strong operating results achieved by our company in the second quarter,” said Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. “Our net revenue increase was driven by a mid single digit increase in our core national and local advertising categories, as well as by the political category. This growth, coupled with careful expense management, produced a dynamic increase in station broadcast cash flow and adjusted EBITDA.

“Our stations generated approximately $3.0 million of new, local direct billing in the quarter reflecting our continued emphasis on new business development. In addition, our stations delivered increases in the automotive, furniture, paid programming, medical, entertainment and financial categories while the fast food, department store, legal and telecom categories experienced declines. With expected continued growth in core categories, Olympic telecasts and the bulk of the political revenue yet to come in 2004, we are optimistic about our prospects for the remainder of the year.”

Additional Expense Detail

Depreciation and amortization was $11.2 million for the second quarter of 2004, compared to $10.6 million in the second quarter of 2003. The increase in depreciation and amortization expense for the second quarter of 2004 is primarily attributable to the amortizable assets acquired from KARK, WDHN, KRBC, KSAN, WBAK and WUTR.

Corporate, general and administrative expenses were $2.2 million in the second quarter of 2004, compared to $2.5 million in the second quarter of 2003. The decline is primarily associated with the elimination of certain costs associated with separate corporate overhead from Quorum Broadcast Holdings, LLC, which the Company merged with in 2003, offset by an increase in regulatory compliance and financial reporting costs.

Interest expense for the second quarter of 2004 was $13.0 million, compared to $16.9 million for the same period in 2003. The decrease is primarily attributed to lower interest rates on our senior credit facilities and the redemption of the Company’s 16% senior discount notes in January 2004.

Liquidity

At June 30, 2004, the Company’s total debt was approximately $613.7 million and cash balances were $10.4 million. A subsidiary of the Company is the borrower under a senior secured credit facility. The subsidiary’s consolidated total debt, less cash on hand, of $515.0 million at June 30, 2004 resulted in a leverage ratio as defined per the credit agreement at June 30, 2004 of 6.6x, compared to a permitted leverage covenant of 7.0x.

For the 2004 second quarter, the Company’s capital expenditures were $1.7 million, compared to $2.9 million in the second quarter of 2003. Cash interest for the three months ended June 30, 2004 and 2003 was $10.2 million, which excludes non cash interest related to amortization of debt financing costs and accretion of the discount on the 11.375% senior discount notes and 12% senior subordinated notes.

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Nexstar Broadcasting Group Q2 2004 Results, 8/4/04	page 4

Local Broadcasting Excellence

Nexstar’s KARK-TV, the NBC affiliate serving the Little Rock/Pine Bluff, AR markets, was honored with two national Edward R. Murrow Awards for journalistic excellence by the Radio and Television News Directors Association. KARK received awards for “best news series” and “best videography.”

Nexstar produced newscasts on WROC-TV, Rochester, NY; WJET-TV, Erie, PA; WHAG-TV, Hagerstown, MD; WMBD-TV and WYZZ-TV, Peoria-Bloomington, IL; KOLR-TV and KDEB-TV, Springfield, MO were all recipients of awards for journalistic achievement from either the respective state association of broadcasters or the Associated Press.

Third-Quarter Outlook

The Company’s revenue outlook for the third quarter ending September 30, 2004 is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

On a reported basis, the Company expects 2004 third quarter net revenue to increase approximately 18%–20% from the $52.9 million reported in the third quarter of 2003 and a net loss per share of between $0.06 and $0.08. On a pro forma basis, the Company anticipates net revenue to increase approximately 14%–16% from the $55.4 million reported in the third quarter of 2003, to be driven primarily by an approximate mid-to-high-teens percent increase in total advertising revenue (which includes local, national and political revenue). Station direct operating expenses, selling, general and administrative expenses, and program payments on a pro forma basis are expected to decrease approximately 3.0%–3.5% over 2003 third quarter levels. Pro forma results for the 2003 third quarter are defined in a document entitled, “2003 Quarterly as Adjusted for Acquisitions,” which is available on the “Financial Reports” section of the Company’s web site, www.nexstar.tv.

Second-Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. EDT today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is (800) 915-4836; no access code is needed. A replay of the call will be available through August 11, 2004 by dialing (800) 428-6051, and entering access code 366385.

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Nexstar Broadcasting Group Q2 2004 Results, 8/4/04	page 5

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group owns, operates, programs or provides sales and other services to 45 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, Fox and UPN, and reaches approximately 7.4% of all U.S. television households. The following is a list of the Company’s owned properties, as well as those with which it has local service agreements:

Market Rank	Market	Station	Affiliation	Status (1)
8	Washington, DC/Hagerstown, MD(2)	WHAG	NBC	O&O
53	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O
		WYOU	CBS	LSA
56	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
75	Rochester, NY	WROC	CBS	O&O
78	Springfield, MO	KOLR	CBS	LSA
		KDEB	Fox	O&O
81	Shreveport, LA	KTAL	NBC	O&O
82	Champaign-Springfield-Decatur, IL	WCIA	CBS	O&O
		WCFN	UPN	O&O
99	Evansville, IN	WTVW	Fox	O&O
105	Ft. Wayne, IN	WFFT	Fox	O&O
108	Ft. Smith – Fayetteville – Springdale – Rogers, AR	KPOM/ KFAA	NBC	Acq. Pending
117	Peoria-Bloomington, IL	WMBD	CBS	O&O
		WYZZ	Fox	LSA
129	Amarillo, TX	KAMR	NBC	O&O
		KCIT	Fox	LSA
		KCPN-LP	—	LSA
133	Rockford, IL	WQRF	Fox	O&O
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
138	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
141	Erie, PA	WJET	ABC	O&O
		WFXP	Fox	LSA
143	Wichita Falls, TX - Lawton, OK	KFDX	NBC	O&O
		KJTL	Fox	LSA
		KJBO-LP	UPN	LSA
146	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O
		KODE	ABC	LSA
147	Lubbock, TX	KLBK	CBS	O&O
		KAMC	ABC	LSA
148	Terre Haute, IN	WTWO WBAK	NBC Fox	O&O LSA
157	Odessa-Midland, TX	KMID	ABC	O&O
163	Abilene-Sweetwater, TX	KTAB	CBS	O&O
		KRBC	NBC	LSA
167	Utica, NY	WUTR	ABC	LSA
		WFXV	Fox	O&O
		WPNY-LP	UPN	O&O
170	Billings, MT	KSVI	ABC	O&O
		KHMT	Fox	LSA
171	Dothan, AL	WDHN	ABC	O&O
195	San Angelo, TX	KSAN KLST	NBC CBS	LSA Acq. Pending
201	St. Joseph, MO	KQTV	ABC	O&O

(1)	O&O refers to stations that we own and operate. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.
(2)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Nexstar Broadcasting Group Q2 2004 Results, 8/4/04	page 6

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

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Nexstar Broadcasting Group Q2 2004 Results, 8/4/04	page 7

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(dollars and shares in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
	(Unaudited)		(Unaudited)
Revenue (excluding trade and barter)	$58,492	$65,259	$106,793	$121,686
Less: commissions	(7,653)	(8,791)	(13,860)	(16,250)

Net broadcast revenue (excluding trade and barter)	50,839	56,468	92,933	105,436
Trade and barter revenue	4,346	4,689	9,506	9,957

Total net revenue	55,185	61,157	102,439	115,393

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	13,184	14,184	26,024	28,491
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	14,759	14,592	27,640	29,050
Merger related expenses	—	—	—	456
Time brokerage agreement expenses	119	128	159	353
Trade and barter expense	4,136	4,522	9,336	9,571
Corporate expenses	2,469	2,205	4,724	4,241
Amortization of broadcast rights, excluding barter	2,657	2,656	5,363	5,659
Amortization of intangible assets	5,536	6,969	11,179	13,889
Depreciation	5,066	4,208	10,179	9,331

Total operating expenses	47,926	49,464	94,604	101,041

Income from operations	7,259	11,693	7,835	14,352
Interest expense, including amortization of debt financing costs	(16,893)	(13,030)	(28,962)	(25,873)
Loss on extinguishment of debt	—	—	(5,814)	(6,824)
Interest income	255	17	324	33
Other income, net	863	2,947	1,873	3,706

Income (loss) before income taxes	(8,516)	1,627	(24,744)	(14,606)
Income tax expense	(761)	(945)	(1,610)	(1,913)

Income (loss) before minority interest in consolidated entity	(9,277)	682	(26,354)	(16,519)
Minority interest in consolidated entity	105	493	105	980

Net income (loss)	$(9,172)	$1,175	$(26,249)	$(15,539)
Accretion of preferred interests	(5,858)	—	(15,319)	—

Net income (loss) attributable to common shareholders	$(15,030)	$1,175	$(41,568)	$(15,539)

Basic and diluted net income (loss) per common share:
Net income (loss) attributable to common shareholders	$(1.04)	$0.04	$(2.98)	$(0.55)
Weighted average number of shares outstanding:
Basic and diluted	14,446	28,363	13,965	28,363

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Nexstar Broadcasting Group Q2 2004 Results, 8/4/04	page 8

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow/Adjusted EBITDA (Non-GAAP Measures)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
	(Unaudited)		(Unaudited)
Income from operations	$7,259	$11,693	$7,835	$14,352
Add:
Depreciation	5,066	4,208	10,179	9,331
Amortization of intangible assets	5,536	6,969	11,179	13,889
Amortization of broadcast rights, excluding barter	2,657	2,656	5,363	5,659
Merger and related expenses	—	—	—	456
Time brokerage agreement expenses	119	128	159	353
Corporate expenses	2,469	2,205	4,724	4,241
Program buyouts	—	—	—	55

Less:
Payments for broadcast rights	2,648	2,649	5,497	5,431

Broadcast cash flow	$20,458	$25,210	$33,942	$42,905

Less:
Corporate expenses	2,469	2,205	4,724	4,241

Adjusted EBITDA	$17,989	$23,005	$29,218	$38,664

Broadcast cash flow and adjusted EBITDA are non-GAAP financial measures. Broadcast cash flow is calculated as income from operations plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights plus other non-recurring items minus payments for broadcast rights. Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses. Nexstar believes that the presentation of these non-GAAP measures are helpful to investors because they are used by lenders to measure the Company’s ability to service debt and by industry analysts to determine the market value of stations and their operating performance.

Nexstar Broadcasting Group, Inc.

Supplemental Financial Data

(dollars in thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
	(Unaudited)		(Unaudited)
Cash	$98,907	$10,398	$98,907	$10,398
Cash interest	$10,247	$10,202	$19,667	$19,989
Program payments	$2,648	$2,649	$5,497	$5,431
Capital expenditures	$2,861	$1,654	$6,214	$4,072
Cash paid for income taxes, net of refunds	$(48)	$154	$179	$204
Total debt	$602,848	$613,714	$602,848	$613,714
Common shares outstanding, net of treasury shares	14,446	28,363	13,965	28,363

Contact:

G. Robert Thompson	Stewart Lewack, Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com

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